UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials;
☐       Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of the Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC
OLIVER PRESS INVESTORS, LLC
AUGUSTUS K. OLIVER
CLIFFORD PRESS
DAVENPORT PARTNERS, L.P.
JE PARTNERS, L.P.
OLIVER PRESS MASTER FUND, L.P.
JOHN CLINTON
CARL SANTILLO
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Distribution

OLIVER PRESS PARTNERS MAILS DEFINITIVE PROXY STATEMENT TO THE
PHOENIX COMPANIES SHAREHOLDERS

________________________________________________________________________

     NEW YORK, NY, March 19, 2008 – Oliver Press Partners, LLC, a New York based investment management firm whose funds own approximately 5% of The Phoenix Companies, Inc.’s (NYSE:PNX) common stock, today announced the filing of its definitive proxy statement with the Securities and Exchange Commission in connection with its planned solicitation of proxies at the May 2, 2008 Annual Meeting of Shareholders. Oliver Press is seeking support from Phoenix shareholders to elect three new and independent nominees to Phoenix’s Board of Directors.

     A copy of the proxy statement can be found on the recently launched website www.raisethephoenix.com, which contains topical information pertaining to the proxy fight. Phoenix shareholders are strongly advised to read the materials posted at www.raisethephoenix.com, because the website contains important information about the nominees and their plans to create shareholder value.

About Oliver Press Partners, LLC

Oliver Press Partners, LLC was founded in 2005 by Augustus K. Oliver and Clifford Press and manages several investment funds including, Davenport Partners, L.P., JE Partners, L.P. and Oliver Press Master Fund, L.P.

Contacts:	For Investors and Analysts:
Oliver Press Partners, LLC	MacKenzie Partners, Inc.
Augustus K. Oliver	Larry Dennedy
Managing Member	(212) 929-5239
goliver@oliverpressllc.com	OR
OR	Daniel Burch
Clifford Press	(212) 929-5748
Managing Member
cpress@oppllc.com

Sard Verbinnen & Co.
Stephanie Pillersdorf/Jane Simmons
(212) 687-8080

ADDITIONAL INFORMATION

Oliver Press Partners, LLC (“Oliver Press”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 18, 2008. In addition, we have filed, and may file additional, other solicitation materials regarding this proxy solicitation. THE PHOENIX COMPANIES, INC.’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV or on the website that we created, HTTP://WWW.RAISETHEPHOENIX.COM. Shareholders may also obtain free copies of the proxy statement and other documents filed by Oliver Press in connection with the annual meeting by directing a request to: MacKenzie Partners, Inc. by calling Toll-Free (800) 322-2885 or by e-mail at phoenixproxy@mackenziepartners.com.

OLIVER PRESS PARTICIPANT INFORMATION

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE DEFINITIVE PROXY STATEMENT THAT WAS FILED BY OLIVER PRESS WITH THE SEC.

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